UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2022

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 651-4160

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Lawrence Taube resigned his position as Chief Financial Officer of Credex Corporation (the “Company”). Mr. Taube will continue to serve as a member of the Company’s Board of Directors. On April 12, 2022, the Board of Directors of the Company appointed Michael McDonnell to serve as the Company’s Chief Financial Officer.

Mr. McDonnell, age 43, served as a Staff Accountant in the Real Estate Tax group of EisnerAmper, LLP from May 2014 to July 2016, and as Senior Accountant from July 2016 to November 2016. From November 2016 to May 2017, he served as Senior Accountant for Albrecht, Viggiano, Zureck & Co., a regional auditing firm. From May 2017 to May 2018, Mr. McDonnell was Senior Accountant for The Gersh Organization, a for-profit company specializing in the education of children on the autism spectrum. From May 2018 to January 2022, he served in various roles (Senior Accountant, Controller and ultimately, Director of Finance/Corporate Controller) for Horizon Engineering (later acquired by FST Technical). In February 2022, Mr. McDonnell was appointed Chief Financial Officer of USA Hemp Store.

In exchange for Mr. McDonnell’s services as Chief Financial Officer, the Company agreed to pay Mr. McDonnell at annual base salary of $170,000. Mr. McDonnell is also eligible to receive equity awards at the sole discretion of the Board of Directors or compensation committee thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credex Corporation

Date: April 18, 2022	By:	/s/ Robin McVey
Robin McVey
Chief Executive Officer